EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Modavox, Inc. (the "Company") on Form 10-QSB for the period ended August 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David J. Ide, Chief Executive Officer and the principal financial officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:


     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


BY:   /S/ DAVID J. IDE
      -----------------
      DAVID J. IDE
      CHIEF EXECUTIVE OFFICER
      AND PRINCIPAL FINANCIAL OFFICER
      OCTOBER 16, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Modavox, Inc. and will be retained by Modavox, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.